                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     October 29, 1997
                                                     ----------------


ON Technology Corporation
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(Exact name of registrant as specified in its charter)

Delaware                            0-26376                  04-3162846
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(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)

One Cambridge Center                Cambridge, MA                 02142
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code (617) 374-1400
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                 N/A
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(Former name or former address, if changed since last report.)

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                           ON TECHNOLOGY CORPORATION

Item 5.  Other events

          Attached hereto is a copy of the Registrant's press release relating to (a) the Registrant's seeking shareholder approval to sell certain assets,
(b) the Registrant's recording of a charge for the reorganization of its international organization and (c) the reduction of a restructuring charge previously reported by the Registrant.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ON Technology Corporation



                              By: /s/  Herman DeLatte
                                  -------------------------------------
                                  Herman DeLatte
                                  President and Chief Executive Officer

Dated: November 10, 1997

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                                 Exhibit Index

Copy of the Registrant's press release relating to (a) the Registrant's seeking shareholder approval to sell certain assets, (b) the Registrant's recording of a charge for the reorganization of its international organization and (c) the reduction of a restructuring charge previously reported by the Registrant.

     CAMBRIDGE, Mass., Oct. 29 /PRNewswire/ -- ON Technology (Nasdaq: ONTC) announced today that it would seek shareholder approval to sell the assets of its Network Management and Network Security Business along with the related marketing systems and organization to Elron Software Inc., a wholly owned subsidiary of Elron Electronic Industries (Nasdaq: ELRNF) for $12 million in cash plus an additional payment based on the financial performance of the product lines.

Assets to be sold under the definitive agreement signed today include ON Guard Firewall, ON Guard Internet Manager, ON's SofTrack Marketing License, and the Editors' Choice Network Management Catalog. The businesses that Elron is buying will become the Network Management Division of Elron Software Inc.

In July ON had announced that it would de-emphasize new customer marketing of these and other products in order to focus management resource and cash flow on its Comprehensive Client Management business. ON will use the proceeds of the sale to fund the growth of that product line.

Approximately 100 employees will move from ON to Elron as part of the transaction. Pending shareholder approval Elron will manage the product lines under a Management Agreement with ON Technology. Shareholder approval is expected in the first quarter of 1998.

Concurrent with the announcement of the pending sale, ON announced that it will refocus its international sales organization to concentrate on the Client Management business. Worldwide staff reduction will be approximately 50 people.

For Q4, ON expects to report a one-time gain on the sale of assets of $6.4 to $6.6 million and take a one-time charge of $6.2 to $6.6 million for the international reorganization. ON also announced that the previously reported restructuring charge associated with the strategic reorganization announced in July would be reduced by $1.8 million to reflect the value of the assets sold to Elron.

Any statements in this press release that may be considered forward- looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Actual results may differ from such forward-looking statements due to the risk factors discussed in the periodic reports filed by the Company with the Securities and Exchange Commission which the Company urges investors to consider.